SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
               -------------------------------------


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) January 11, 1999
                                                -----------------
                 EMBRYO DEVELOPMENT CORPORATION
                 ------------------------------
    (exact name of registrant as specified in its charter)


                           DELAWARE
                           --------
         (State or other jurisdiction of incorporation)


     0-27028                                  13-3832099
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(Commission File Number)                (IRS Employer Identification
                                                      Number)


 750 Lexington Avenue, Suite 2750, New York, NY     10022
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(Address of principal executive offices)          (Zip Code)



Registrant's Telephone Number, Including Area Code:(212) 355-8484


        (Former name or former address, if changed since last
                            report)


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Item 2.   Acquisition or Disposition of Assets.
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     Between November 20, 1998 and January 11, 1999, Embryo Development
Corporation (the"Registrant") sold an aggregate of 345,000 shares of the common stock of Hydrogel Design Systems, Inc. ("HDS") for $345,000. The Company previously held a total investment of 1,272,500 shares of HDS which represented 31.3% common ownership. As a result of this transaction, the Company presently holds 927,500 shares or 22.8% common ownership of HDS.
This investment is presently accounted for using the equity method.

     The Company anticipates the sale of additional shares of HDS stock in the near future which may result in a change in the accounting method for this investment from the equity method to the cost method. Upon completion of this transaction, the Company will file an additional 8-K, inclusive of proforma financial statements, which will reflect the proforma cumulative effect of the sales of securities of HDS stock.

     The purchase price of the stock was determined as a result of arms'-length negotiations with parties deemed to be the highest and most likely purchasers of the HDS stock. These parties included both unrelated parties and current shareholders of HDS.

     The Company intends to use the proceeds for current working capital needs and to continue with the development of its products.

                            SIGNATURES
                            ----------



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                         EMBRYO DEVELOPMENT CORPORATION



                         By:  /s/ Matthew Harriton
                              ---------------------
                              Matthew Harriton
                              President


Dated:   January 21, 1999